Exhibit 99.3

Third Quarter 2022
Supplemental Earnings Information

November 14, 2022

Certain statements in this presentation may be considered "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Holley's future financial or operating performance. For example, projections of future revenue and adjusted EBITDA and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expect," "intend," "will," "estimate," "anticipate," "believe," "predict," "or" or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Holley and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations including, but are not limited to: 1) the ability to recognize the anticipated benefits of the business combination with Empower LTD, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; 2) costs related to the business combination and Holley becoming a public company; 3) disruptions to Holley's operations, including as a result of cybersecurity incidents; 4) changes in applicable laws or regulations; 5) the outcome of any legal proceedings that may be instituted against Holley; 6) general economic and political conditions, including political tensions and war (such as the ongoing conflict in Ukraine); 7) the possibility that Holley may be adversely affected by other economic, business and/or competitive factors; 8) Holley's estimates of its financial performance; 9) the impact of the novel coronavirus disease pandemic and its effect on business and financial conditions; and 10) other risks and uncertainties set forth in the section entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in the Prospectus filed with the U.S. Securities and Exchange Commission ("SEC") filed on February 23, 2022, and that are otherwise described or updated from time to time in Holley's filings with the SEC. Although Holley believes the expectations reflected in the forward-looking statements are reasonable, nothing in this presentation should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes any duty to update these forward-looking statements, except as otherwise required by law.

SUPPLEMENTAL DEMAND INDICATOR: DTC[1] GROWTH REMAINS CONSISTENT


Year-over-Year DTC Sales Growth
26%
7%
11%
1Q22
2Q22
3Q22

- Strong DTC sales growth despite impacts of supply chain constraints
- DTC sales show continued growth in 2022 with 17.4% YTD growth vs 2021

1) DTC = direct to consumer sales, adjusted to exclude the impact of non-comparable sales


Monthly Net Sales
-26%
-12%
31%
July
August
September
2021
2022


YTD Net Sales
3%
1%
4%
July
August
September
2021
2022

- Improving sales cadence during the third quarter, highlighted by 31% growth year-over-year for September sales as supply chain pressures ease in August and September
- Year to date sales remain resilient through a challenging macro-economic backdrop


Net Sales Run-Rate ($ Millions)
$14.3
$14.1
$13.2
$10.3
$11.3
$13.7
April
May
June
July
August
September

- Supply chain pressures peaked in July and began to ease in August and September supporting progressively higher sales run-rates

EXCESS PAST DUE ORDERS

$ in millions


Excess Past Due Orders ($ Millions)
$41.7
$30.6
Q2
Q3

- Made meaningful progress on excess past-due orders ("EPDO") later in the quarter as supply chain pressures eased
  - Supply chain challenges the key driver of the elevated EPDO

Note: Excess Past-Due Orders ("EPDO") represent orders where expected delivery times have extended beyond estimated shipment times and Holley's internal goal for past due orders (as a percentage of sales). Past due orders are different than backlog, which represents orders placed with expected delivery times still within the original estimated shipment window.

- Liquidity of over $140 million
  - $16.6 million in cash
  - Undrawn revolving credit facility
- Net Leverage Ratio[1] of ~4.3x
- No meaningful maturities until 2028
- >5.0x net leverage covenant with pro forma credit for adjustments to TTM EBITDA made for expected synergies on completed transactions
- Not expected to exceed 5.0x net leverage through current outlook

1) Net Debt / TTM Adj. EBITDA, as defined per the credit agreement. TTM Adj. EBITDA, under the terms of the credit agreement ,makes adjustments for synergy capture in recent transactions and will differ than Adjusted EBITDA reported in our financial disclosures

Holley®

Additional Financial Information

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	For the thirteen weeks ended		For the thirty-nine weeks ended	
	October 2, 2022	September 26, 2021	October 2, 2022	September 26, 2021
Net Income (Loss)	$ 31,579	$ (30,200)	$ 89,000	$ (9,158)
Adjustments:				
Interest Expense	10,428	9,851	26,780	31,096
Income Taxes	(1,345)	(3,301)	8,866	7,255
Depreciation	2,837	2,875	7,500	7,328
Amortization	3,662	3,553	10,985	10,391
EBITDA	47,161	(17,222)	143,131	46,912
Acquisition and Restructuring Costs	1,266	368	3,247	4,704
Earn-Out from Simpson Acquisition	—	—	—	17,173
Impairment of Indefinite-Lived Intangible Assets	2,395	—	2,395	—
Change in Fair Value of Warrant Liability	(30,171)	17,273	(51,112)	17,273
Change in Fair Value of Earn-Out Liability	(7,429)	6,866	(9,282)	6,866
Loss on Early Extinguishment of Debt	—	1,425	—	1,425
Equity-Based Compensation Expense	2,873	2,486	9,518	2,748
Related Party Acquisition and Management Fee Costs	—	23,250	—	25,789
Notable Items	213	938	1,097	10,513
Other (Income) Expense	47	89	594	3
Adjusted EBITDA	$ 16,355	$ 35,473	$ 99,588	$ 133,406

	For the thirteen weeks ended		For the thirty-nine weeks ended	
	October 2, 2022	September 26, 2021	October 2, 2022	September 26, 2021
Net Income (Loss)	$ 31,579	$ (30,200)	$ 89,000	$ (9,158)
Special items:				
Adjust for Impairment of Indefinite-Lived Intangible Assets	1,892	—	1,892	—
Adjust for: Change in Fair Value of Warrant Liability	(30,171)	17,273	(51,112)	17,273
Adjust for: Change in Fair Value of Earn-Out Liability	(7,429)	6,866	(9,282)	6,866
Adjust for: Earn-Out from Simpson Acquisition	—	—	—	17,173
Adjust for: Loss on Early Extinguishment of Debt	—	1,126	—	1,126
Adjust for: Fees paid related to the Business Combination	—	19,561	—	19,561
Adjusted Net Income (Loss)	$ (4,129)	$ 14,626	$ 30,498	$ 52,841